Exhibit 10.1
HUDSON HEALTH SCIENCES, INC.

FORM OF AWARD AGREEMENT EVIDENCING
THE GRANT OF A STOCK OPTION

This Agreement (this "Agreement") made as of February 15, 2004 (the "Grant Date"), between Hudson Health Sciences, Inc., a Delaware corporation (the "Company"), and ________________ ("Grantee"), having an address, ____________________________________________________.

SECTION 1. Grant of Option. The Company hereby grants to Grantee, as of the Grant Date, a Stock Option (the “Option”) to purchase an aggregate of __________ (__________) shares (the "Option Shares") of common stock of the Company, par value $0.001 per share (the "Common Stock"), at an exercise price of ______________ ($_____) per share (the “Option Price”) subject to adjustment and the other terms and conditions set forth herein.

SECTION 2. Exercise of Option.

(a)  General. (i) Subject to the earlier termination of the Option as provided herein, the Option may be exercised by written notice to the Company at any time and from time to time after the Grant Date; provided, however, that the Option shall not be exercisable for more than the number of shares which are vested in accordance herewith at the time of exercise. The exercise of this Option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and Grantee with all applicable requirements of law. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Option shall be exercised by the delivery to the Company prior to the Expiration Date (as defined below) of (A) a written notice of intent to purchase a specific number of Option Shares subject to the option in accordance with the terms hereof and (B) payment in full of the aggregate Option Price of such specific number of Option Shares to be received.

(ii) Payment of the Option Price may be made by any one or more of the following means:

(A) cash, check, or wire transfer;

(B) with the approval of the Company, Option Shares that have vested and are exercisable, valued at their fair market value on the date of exercise;

(b)  Vesting. The Options shall vest in ____ annual installments, with ___ vesting on the first anniversary date of this Agreement and the remaining ____ vesting on the second anniversary date of this Agreement.

(c) Early Expiration of Option. In the event of Grantee's death, any vested portion of the Option granted hereunder that has not been exercised as of the date of such termination shall automatically expire, if not exercised beforehand, on the earlier of the ninetieth (90th) day following the date of such termination or the Expiration Date (as defined below).

(d) Normal Expiration of Option. This Option shall not be exercisable after the tenth anniversary of the Grant Date (the "Expiration Date").

SECTION 3. Exercise of Option and Conditions to Exercise. This Option may not be exercised by Grantee unless the following conditions are met:

(a) Notice. This Option shall be exercised by delivering written notice in the form attached hereto as Exhibit I to the Company at its principal office addressed to the attention of its Secretary. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall be signed by Grantee. This Option may not be exercised for a fraction of a share of Common Stock;

(b) Securities Requirements. Legal counsel for the Company must be satisfied at the time of exercise that the issuance of Option Shares upon exercise will be in compliance with the Securities Act of 1933, as amended (the "1933 Act") and applicable United States federal, state, local and foreign laws; and

(c) Payment of Exercise Price. Grantee must pay at the time of exercise the full purchase price for the shares of Common Stock being acquired hereunder as described in Section 2(i) in cash or its equivalent, (ii) to the extent permitted by the Committee, in the form of unrestricted Common Stock already owned by Grantee valued at its fair market value on the date of exercise or (iii) pursuant to such other method as the Committee may approve from time to time.

SECTION 4. Transferability.

(a) General. This Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by Grantee, except by will or the laws of descent and distribution (in which case, the transferee shall succeed to the rights and obligations of Grantee hereunder) and is exercisable during Grantee's lifetime only by Grantee or his or her guardian or legal representative. If Grantee or anyone claiming under or through Grantee attempts to violate this Section 4, such attempted violation shall be null and void and without effect, and the Company's obligation hereunder shall terminate. If at the time of Grantee's death this Option has not been fully exercised, Grantee's estate or any person who acquires the right to exercise this Option by bequest or inheritance or by reason of Grantee's death may exercise this Option in accordance with and with respect to the number of shares set forth in Section 3 above. The applicable requirements of Section 2 above must be satisfied in full at the time of any exercise.

(b) Lock-up. Grantee hereby agrees to be subject to a lock-up period of 180 days or such longer period of time as may be requested by a managing underwriter in connection with and following any public offering, which may be imposed by the Company or the managing underwriter(s) of such offering; provided, that in the event of the death or Disability of Grantee, any heirs of Grantee shall not be bound by such lock-up. In addition, during such lock-up period Grantee will not directly or indirectly, through related parties or otherwise, purchase, trade, offer, pledge, sell, contract to sell or to purchase or sell “short” or “short against the box” (as those terms are generally understood in the securities markets), or otherwise dispose of or acquire, any securities of the Company or options in respect of such securities.

SECTION 5. Administration. Any action taken or decision made by the Company or the Board or its delegates arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on Grantee and all persons claiming under or through Grantee. By accepting this grant, Grantee and each person claiming under or through Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under by the Company or the Board or its delegates.

SECTION 6. No Rights as Stockholder. Unless and until a certificate or certificates representing shares of Common Stock shall have been issued to Grantee (or any person acting under Section 4 above) pursuant to an exercise hereunder, Grantee shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares of Common Stock acquirable upon exercise of the Option.

SECTION 7. Investment Representation. Grantee hereby acknowledges that the shares of Common Stock which Grantee may acquire by exercising the Option shall be acquired for investment without a view to distribution, within the meaning of the 1933 Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares of Common Stock under the 1933 Act and applicable states securities laws or an applicable exemption from the registration requirements of the 1933 Act and any applicable state securities laws. Grantee also agrees that the shares of Common Stock which Grantee may acquire by exercising the Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state and that the certificate representing the shares of Common Stock shall contain a legend to such effect.

SECTION 8. Listing and Registration of Common Stock. The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of this Option until completion of such stock exchange listing, or registration, or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may reasonably in good faith consider appropriate.

SECTION 9. Notices. Any notice hereunder to the Company shall be addressed to the Company at 400 Oyster Point Blvd., Suite 215, South San Francisco, CA, 94080, Attention: Secretary, and any notice hereunder to Grantee shall be addressed to Grantee at Grantee's last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given when delivered personally, one day following dispatch if sent by reputable overnight courier, fees prepaid, or three days following mailing if sent by registered mail, return receipt requested, postage prepaid and addressed as set forth above.

SECTION 10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Grantee.

SECTION 11. Governing Law. This Agreement shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the date first above written.

HUDSON HEALTH SCIENCES, INC.

Name:
Title:

Grantee has reviewed this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

GRANTEE

Name:

EXHIBIT I

NOTICE OF EXERCISE OF STOCK OPTION

Reference is hereby made to the Award Agreement (the “Award Agreement”) dated as of [___________ ___, 20__], between [     ] and Hudson Health Sciences, Inc., a Delaware corporation (the “Company”). The undersigned hereby notifies the Company that the undersigned elects to purchase ___________ shares of the Company’s Common Stock (the “Purchased Shares”) at the option exercise price of $[___] per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me on [___________ ___, 20__].

Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, the undersigned shall pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of the undersigned’s agreement with the Company evidencing this Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise to effect the payment of the Exercise Price for the Purchased Shares if the Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934).

Date: ____________________

_________________________________
Grantee

Address: ___________________________
___________________________________
___________________________________

Print name in exact manner
it is to appear on the
stock certificate:  ________________________

Address to which certificate
is to be sent, if different
from address above:                ________________________
________________________
________________________

Social Security Number ________________________